Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 29, 2019, relating to the consolidated financial statements of Dorian LPG Ltd. appearing in the Annual Report on Form 10-K of Dorian LPG Ltd. for the year ended March 31, 2019, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
August 6, 2019